Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906

of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. §1350 (as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002), I, Cabell H. Lolmaugh, the Chief Executive Officer of Tile Shop Holdings, Inc. (the “Company”), hereby certify that the Quarterly Report on Form 10-Q of the Company for the period ended June 30, 2021 (“the Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.

Date: August 5, 2021	/s/ CABELL H. LOLMAUGH

Cabell H. Lolmaugh
Chief Executive Officer